Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-23689 and Form S-8 No. 333-32007) pertaining to the Super Vision International, Inc. 1994 Stock Option Plan, as amended, of our report dated February 13, 2004, with respect to the consolidated financial statements of Super Vision International, Inc. which is incorporated in the Annual Report (Form 10-KSB) for the year ended December 31, 2003.

/s/ Gallogly, Fernandez & Riley LLP

Orlando, Florida

February 13, 2004